UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CHRONOSCALE HOLDINGS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

SUPPLEMENT TO NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

November 6, 2026

To ChronoScale Stockholders:

Enclosed please find supplementary proxy material (the “Supplement”) for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of ChronoScale Holdings Corporation, a Nevada corporation (“ChronoScale,” the “Company,” “we,” “us” or “our”), to be held on Friday, November 6, 2026, at 12:00 p.m., Eastern Time. The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/CHRN2026.

On September 25, 2026, we filed and began mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the Internet, how to request paper copies of these materials, and how to vote via the internet, by telephone, or by mail. The Supplement is being made available on or about October 16, 2026. Except as specifically amended or supplemented by the information contained in the Supplement, all information set forth in the proxy statement for the Annual Meeting (the “Proxy Statement”) remains unchanged and should be considered in voting your shares.

The purpose of the Supplement is to (i) revise the list of nominees for election to our board of directors (the “Board”) as set forth in the section of the Proxy Statement titled “Proposal 1: Election of Directors” by removing Scott G. Davis as a nominee for the Board, resulting in seven nominees for election to our Board and (ii) update the descriptions of “Potential Payments Upon Termination or Change in Control” with respect to Mr. Davis and Jason Jones, one of our Named Executive Officers.

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. The Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, except that Mr. Davis is no longer standing for re-election as a director. No votes received prior to or after the date of the Supplement will be counted for or against the election of Mr. Davis to our Board.

The Supplement, the Proxy Statement, and the Annual Report on Form 10-K for the fiscal year ended May 31, 2026 (the “Annual Report”) are available at www.proxyvote.com in accordance with the rules and regulations adopted by the U.S. Securities and Exchange Commission.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, the Supplement and the Annual Report and vote your shares as soon as possible via the Internet, telephone, or by mail.

BY ORDER OF THE BOARD OF DIRECTORS

WES CUMMINS
Chairman of the Board of Directors

October 16, 2026

CHRONOSCALE HOLDINGS CORPORATION

2440 Sand Hill Road, Suite 400

Menlo Park, CA 94025

PROXY STATEMENT SUPPLEMENT DATED OCTOBER 16, 2026

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement, dated October 16, 2026 (this “Supplement”), supplements the proxy statement dated September 25, 2026 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation by the Board of Directors (the “Board”) of ChronoScale Holdings Corporation, a Nevada corporation (“ChronoScale,” the “Company,” “we,” “us” or “our”), of proxies to be voted at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually on Friday, November 6, 2026, at 12:00 p.m. Eastern Time. The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/CHRN2026.

The purpose of this Supplement is to (1) revise the list of nominees for election to our Board as set forth in the section of the Proxy Statement titled “Proposal 1: Election of Directors” by removing Scott G. Davis as a nominee to the Board, and (2) provide updated information relating to payment arrangements with Mr. Davis and Jason Jones (each, a named executive officer as set forth in the Proxy Statement) in connection with the disposition of the Company’s wholly owned subsidiary, Ekso Bionics, Inc. (“Legacy Ekso” and such disposition, the “Legacy Ekso Disposition”) set forth in the section of the Proxy Statement titled “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Except as described in this Supplement, the information provided in the Proxy Statement remains unchanged and should be considered in voting your shares. To the extent the information in this Supplement differs from or updates the information contained in the Proxy Statement, the information in this Supplement is more current.

For context, on September 30, 2026, in connection with the closing of the Legacy Ekso Disposition, Mr. Davis resigned as a member of our Board, effective October 3, 2026. As a result, Mr. Davis will not be standing for re-election to our Board at the Annual Meeting. In addition, in connection with the Legacy Ekso Disposition, Jason C. Jones, the Chief Operating Officer of Legacy Ekso, was terminated from his position as Chief Operating Officer of Legacy Ekso, effective September 30, 2026.

In connection with the Legacy Ekso Disposition, certain compensatory arrangements were made between the Company and each of Mr. Davis and Mr. Jones pursuant to the Davis Release Agreement and the Jones Severance Agreement, respectively, each as defined and described below.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

On September 30, 2026, Scott G. Davis resigned as a member of our Board, effective October 3, 2026. As a result, the revised list of seven nominees approved by the Board includes each of our current directors other than Mr. Davis. If the current nominees are elected, we will have seven members serving on our Board after the Annual Meeting. Further information on the seven nominees is provided below and in the Proxy Statement.

Proposal No. 1 for the Annual Meeting consists of the election of directors to serve until the 2027 Annual Meeting and until their successors have been duly elected and qualified or their earlier resignation or removal. The candidates nominated by the Board consist of all of the nominees identified in the Proxy Statement, with the exception of Mr. Davis, who resigned from the Board effective October 3, 2026. Because Mr. Davis is no longer a nominee for the Board, shares represented by proxies received by the Company will be voted for the remaining seven nominees as instructed and will not be voted for Mr. Davis. The following are the nominees for the Board:

Name	Age	Position(s) Held With ChronoScale Holdings Corporation	Period of Service
Wes Cummins	49	Chairman of the Board	May 2026 to Present
Ying Cenly Chen	50	Chief Executive Officer, Director	May 2026 to Present
Richard Nottenburg	72	Director	May 2026 to Present
Ella Benson	41	Director	May 2026 to Present
Douglas Miller	69	Director	May 2026 to Present
William M. Clancy	63	Director	May 2026 to Present
Andrew Schaap	53	Director	June 2026 to Present

Biographical information with respect to the nominees, along with the specific experience, qualifications, attributes or skills of each nominee that led the Board to conclude that such nominee should serve on the Board, is set forth in the Proxy Statement under the caption “Proposal No. 1 - Election of Directors.” In addition, share ownership with respect to the nominees is set forth in the Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”

The Board continues to recommend that you vote “FOR” the election to the Board of each of the seven remaining nominees named above.

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

Compensatory Arrangements with Mr. Davis

In connection with the Legacy Ekso Disposition, on October 2, 2026, the Company (i) granted Mr. Davis an award of 51,626 restricted stock units (“RSUs”), which fully vested at grant, and (ii) entered into a Release Agreement with Mr. Davis (the “Davis Release Agreement”). Under the Davis Release Agreement, Mr. Davis is entitled to a lump-sum cash payment of $709,500, less applicable withholdings and deductions (the “Release Payment”), payable within 30 days after execution of the Davis Release Agreement. The Release Payment is subject to Mr. Davis’s compliance with the Davis Release Agreement and his continuing restrictive covenants. In exchange, Mr. Davis agreed to a general release of claims against the Company and its past, present and future parent organizations, subsidiaries and affiliated entities.

The Davis Release Agreement does not amend, alter or modify his Phantom Performance-Based Restricted Stock Unit Agreement, dated November 5, 2025. The Davis Release Agreement was entered into in lieu of, and in full satisfaction of, any payment or benefit to which Mr. Davis may otherwise have been entitled under his Change in Control and Severance Agreement, dated November 5, 2025.

Severance and Release Agreement with Mr. Jones

In connection with the Legacy Ekso Disposition, on September 30, 2026 (the “Separation Date”) Jason C. Jones was terminated from his position as Chief Operating Officer of Legacy Ekso. Legacy Ekso entered into a Severance and Release Agreement with Mr. Jones (the “Jones Severance Agreement”) pursuant to which Mr. Jones is entitled to receive (i) a lump-sum cash payment of $243,750, less applicable withholdings and deductions, if any, representing nine months of his base salary, payable on the Company’s first regularly scheduled payroll date following execution of the Jones Severance Agreement; and (ii) Company-paid or reimbursed premiums for COBRA continuation coverage for Mr. Jones and his eligible dependents for up to nine months following the Separation Date, subject to earlier termination if Mr. Jones becomes covered under a similar plan or ceases to be eligible for COBRA coverage.

In exchange for the severance benefits, Mr. Jones has agreed to a general release of claims against the Company and its past, present, and future parent organizations, subsidiaries, and affiliated entities.

Mr. Jones’s Phantom Performance-Based Restricted Stock Unit Agreement, dated November 5, 2025, as amended May 20, 2026, remains unchanged and in effect in accordance with its terms. The Jones Severance Agreement satisfies the severance and benefit obligations under Mr. Jones’s Change in Control and Severance Agreement dated November 5, 2025.

VOTING MATTERS

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxies returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed, except that votes will not be cast for Mr. Davis because he is no longer nominated for re-election to the Board.

Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement.

Whether or not you plan to attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. For specific voting instructions, please refer to the information provided in the Proxy Statement, together with your proxy card or the voting instructions you received by mail, e-mail or that were provided via the Internet.

THE BOARD OF DIRECTORS

October 16, 2026